Exhibit 21.1
Veralto Corporation
Subsidiaries of the Registrant

Name	Jurisdiction of Organization
AgInfoLink Mexico S. de R.L. de C.V.	Mexico
AgInfoLink Sudamerica S.A.	Argentina
Aguasin SpA	Chile
Alltec Angewandte Laserlicht Technologie GmbH	Germany
Analytical Developments Limited	Ireland
AppliTek NV	Belgium
Aquafides Germany GmbH	Germany
Aquafides GmbH	Austria
Aquafides Schweiz AG	Switzerland
Aquafine Corporation	United States
Aquatic Informatics Australia Pty Ltd	Australia
Aquatic Informatics Inc.	United States
Aquatic Informatics ULC	Canada
Aristotle Brazil Finance Limited	United Kingdom
Atonometrics, Inc.	United States
ATTC Training Center Sdn Bhd	Malaysia
Biotector Analytical Systems Limited	Ireland
Blue Software (UK) Limited	United Kingdom
Blue Software, LLC	United States
ChemTreat International, Inc.	United States
ChemTreat Mexico, S. de R.L. de C.V.	Mexico
ChemTreat Puerto Rico, Inc.	United States
ChemTreat Trinidad Limited	Trinidad and Tobago
ChemTreat Venezuela, C.A.	Venezuela, Bolivarian Republic of
ChemTreat, Inc.	United States
Clearmark Solutions Limited	United Kingdom
Colorware B.V.	Netherlands
CT Lux Finance Sarl	Luxembourg
CT Lux Holdings Sarl	Luxembourg
CT US Holdings LLC	United States
DHCDAN Australia Pty Ltd	Australia
Dr. Lange Nederland B.V.	Netherlands
EAS CAD Spinco ULC	Canada
EAS CAD ULC	Canada
EAS Finance GM GmbH	Germany

EAS Holdings USGM LLC	United States
EAS Partnerco ULC	Canada
EAS UK Finance Limited	United Kingdom
EAS UK Holdings Limited	United Kingdom
EAS US FinCo LLC	United States
EAS US Holding I LLC	United States
EAS US Holding III LLC	United States
EAS US Holding VII LLC	United States
EAS US Holdings IV LLC	United States
EAS US Holdings LLC	United States
EAS US II LLC	United States
EAS US Intermediate LLC	United States
Enfocus BV	Belgium
Esko BV	Belgium
Esko Finance BV	Belgium
Esko Graphics France SAS	France
Esko Graphics Mexico, S. De R.L. de C.V.	Mexico
Esko Graphics UK Limited	United Kingdom
Esko Iberia S.L	Spain
ESko Software BV	Belgium
Esko Stonecube Limited	United Kingdom
Esko-Graphics (Shanghai) Trading Company Ltd.	China
Esko-Graphics BV	Belgium
Esko-Graphics Co. Ltd.	Japan
Esko-Graphics Danmark A-S	Denmark
Esko-Graphics do Brasil Comércio de Produtos Tecnológicos Ltda.	Brazil
Esko-Graphics GesmbH	Austria
ESKO-GRAPHICS GmbH	Switzerland
Esko-Graphics GmbH [Germany]	Germany
Esko-Graphics Imaging GmbH	Germany
Esko-Graphics Inc.	United States
Esko-Graphics India Private Limited	India
Esko-Graphics Pte Ltd.	Singapore
Esko-Graphics S.r.l	Italy
Esko-Graphics s.r.o.	Czech Republic
Hach Colombia S.A.S.	Colombia
Hach Company	United States
Hach Environmental Technology (Shanghai) Co. Ltd	China
Hach Hong Kong Limited	Hong Kong
Hach JAPAN KK	Japan
Hach Korea Yuhanhoesa (Hach Korea, LLC)	Korea, Republic of
Hach Lange AB	Sweden

Hach Lange ApS	Denmark
Hach Lange Controle e Analise de Aguas Ltda.	Portugal
Hach Lange d.o.o. [Croatia]	Croatia
Hach Lange d.o.o. [Slovenia]	Slovenia
Hach Lange EOOD (Bulgaria)	Bulgaria
Hach Lange Finance GmbH	Germany
Hach Lange France S.A.S.	France
Hach Lange GmbH	Germany
Hach Lange GmbH [Austria]	Austria
Hach Lange Kereskedelmi Kft.	Hungary
Hach Lange LTD (UK)	United Kingdom
HACH LANGE Monoprosopi EPE	Greece
Hach Lange N.V.	Belgium
Hach Lange NZ	New Zealand
Hach Lange OOO, Russia	Russian Federation
Hach Lange S.r.l. (Italy)	Italy
Hach Lange s.r.l. [Romania]	Romania
Hach Lange s.r.o. (Slovakia)	Slovakia
HACH LANGE s.r.o. [Czech]	Czech Republic
Hach Lange Sàrl	Switzerland
Hach Lange Sensors SAS	France
Hach Lange Spain SLU	Spain
Hach Lange Spólka z.o.o. (Poland)	Poland
Hach Lange, Su Analiz Sistemleri Ltd. Sti	Turkey
Hach Malaysia Sdn Bhd	Malaysia
Hach OTT India Private Limited	India
Hach Pacific Pty Ltd	Australia
Hach Sales & Service Canada LP	Canada
Hach South Africa Pty. Ltd	South Africa
Hach Thailand Ltd.	Thailand
Hach Water Analytical Instruments (Shanghai) Co. Ltd.	China
HACH WATER QUALITY (SINGAPORE) PTE LTD	Singapore
Hach Water Quality Technology (Hangzhou) Co., Ltd.	China
Hangzhou Hach Environmental Science and Technology Co., Ltd	China
Hexis Científica Ltda.	Brazil
HL Switzerland Holding GmbH	Switzerland
Information Exchange Holdings, Inc.	United States
J.S.C. Videojet Technologies	Russian Federation
KIIC Investment Company	Mauritius

Launchchange Holdings Limited	United Kingdom
Linx Alltec (Shanghai) Trading Limited	China
Linx Asia Limited	Hong Kong
Linx Printing Technologies Limited	United Kingdom
Linx S.A.S.	France
Lipesa Colombia S.A.S.	Colombia
Lipesa del Perú S.A.C.	Peru
Lipesa do Brasil Especialidades Químicas Ltda.	Brazil
Lufft China Limited	Hong Kong
Marsh Label Technologies LLC	United States
McCrometer, Inc.	United States
NutriCalc (UK) Limited	United Kingdom
OTT HydroMet B.V.	Netherlands
OTT Hydromet Corp	United States
OTT HydroMet Fellbach GmbH	Germany
OTT Hydromet GmbH	Germany
OTT HydroMet Limited	United Kingdom
OTT HydroMet SARL	France
Pantone Japan Co, Ltd.	Japan
Pantone Japan, Inc.	United States
Pantone LLC	United States
Partech (Electronics) Ltd.	United Kingdom
Ramiro Guzman de Alba	Mexico
Reactivos y Equipo S.A. de C.V.	Mexico
Sarbel Acquisition ApS	Denmark
Sea-Bird Electronics, Inc.	United States
Sea-Bird GmbH	Germany
Sedaru, Inc.	United States
Taufenbach GmbH	Germany
Termodinamica Limitada	Chile
TG International Holdings LLC	United States
Tilia Labs Inc.	Canada
Tilia Labs Japan K.K.	Japan
TraceGains (UK) Limited	United Kingdom
TraceGains Mexico S. de R.L. de C.V.	Mexico
TraceGains, Inc.	United States
Trojan Technologies Corp.	United States
Trojan Technologies Deutschland - Netherlands Branch	Netherlands
Trojan Technologies Deutschland GmbH	Germany
Trojan Technologies Group ULC	Canada
TROJAN TECHNOLOGIES, INC.	United States

Trojan UV Technologies UK Limited	United Kingdom
U.S. Peroxide, LLC	United States
USP Technologies Canada ULC	Canada
UVAUDES GmbH	Austria
Veralto (Shanghai) Management Co., Ltd.	China
Veralto (Shanghai) Science and Technology Co., Ltd.	China
Veralto Brasil Participacoes Ltda.	Brazil
Veralto Corporation	United States
VES IPCO United States LLC	United States
Videojet Argentina S.R.L.	Argentina
Videojet Canada Limited Partnership	Canada
Videojet Chile Codificadora Limited	Chile
Videojet Do Brasil Comércio de Equipamentos Para Codificação Industrial Ltda.	Brazil
Videojet Italia Srl	Italy
Videojet Korea Co. Ltd.	Korea, Republic of
Videojet MEA General Trading LLC	United Arab Emirates
Videojet Technologies (I) Pvt. Ltd.	India
Videojet Technologies (Nottingham) Limited	United Kingdom
Videojet Technologies (S) PTE. LTD.	Singapore
Videojet Technologies (Shanghai) Co., Ltd.	China
Videojet Technologies B.V.	Netherlands
Videojet Technologies Czechia s.r.o.	Czech Republic
Videojet Technologies Europe B.V.	Netherlands
Videojet Technologies GmbH	Germany
Videojet Technologies Inc.	United States
Videojet Technologies Limited	United Kingdom
Videojet Technologies Mexico S. de R.L. de C.V.	Mexico
Videojet Technologies S.A.S.	France
Videojet Technologies S.L.	Spain
Videojet Technologies Slovakia s.r.o.	Slovakia
Videojet Technologies SP z.o.o.	Poland
Videojet Technologies Suisse GmbH	Switzerland
Videojet Technologies Urun Kodlama ve Etiketleme Danismanlik ve Ticaret Limited Sirketi	Turkey
Videojet X-Rite K.K.	Japan
Viki Solutions Inc.	Canada
Viqua Holdings	Canada
VL Business Services LLC	United States
VL Employment LLC	United States
VL MEA Marketing Management Ltd	United Arab Emirates

VL Product Quality LLC	United States
VL UK Holdings Limited	United Kingdom
VL Water Quality LLC	United States
VRL Holding GmbH	Germany
VTI Sweden AB	Sweden
Water Quality GmbH	Germany
WESTERN ENVIRONMENTAL TECHNOLOGY LABORATORIES, INC.	United States
Willett America, Inc.	United States
Willett Holdings B.V.	Netherlands
Willett International Limited	United Kingdom
Willett S.A.	Uruguay
X-Ray Optical Systems, Inc.	United States
X-Rite (Shanghai) Color management Co., Ltd.	China
X-Rite Asia Limited (愛色麗（亞洲）有限公司)	Hong Kong
X-Rite Asia Pacific Limited	Hong Kong
X-Rite Europe GmbH	Switzerland
X-Rite Global, Incorporated	United States
X-Rite GmbH	Germany
X-Rite Holdings S.à.r.l.	Luxembourg
X-Rite Holdings, Inc.	United States
X-Rite India Private Limited	India
X-Rite Italy S.R.L.	Italy
X-Rite Limited	United Kingdom
X-Rite Mediterranee SARL	France
X-Rite, Incorporated	United States
Yukon Hong Kong Holding Limited	Hong Kong
Zhuhai S.E.Z. Videojet Electronics Ltd.	China